CONFIDENTIAL

Exhibit 10.8

*** Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Securities and Exchange Commission.

LICENSE AND DISTRIBUTION AGREEMENT

This License and Distribution Agreement (the “Agreement”) is effective as of October 30, 2012 (the “Effective Date”) by and between Biomet Biologics, LLC, a corporation organized and existing under the laws of the State of Indiana, having a place of business at 56 East Bell Drive, Warsaw, Indiana 46582 (“Biomet”) and BioCardia, Inc., a Delaware corporation with its principal place of business at 125 Shoreway Road, Suite B, San Carlos, CA 94070 (“BioCardia”). BioCardia and Biomet may be referred to individually as a “Party” or collectively as the “Parties.”

WITNESSETH:

WHEREAS, Biomet owns and controls rights in and to its proprietary product currently marketed by Biomet as the MarrowStimTM device;

WHEREAS, BioCardia wishes to obtain from Biomet and Biomet wishes to grant to BioCardia rights to Distribute (as defined below) the Product (as defined below) for certain applications , all on the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereby agree as follows:

1.     Definitions. As used in this Agreement, the terms defined below when capitalized shall have the following meanings:

1.1     “Affiliate” or “Affiliates” means, with respect to a Party, any corporation, limited liability company or other business entity controlling, controlled by or under common control with such Party, for so long as such relationship exists. For the purposes of this definition, control means: (a) to possess, directly or indirectly, the power to direct affirmatively the management and policies of such corporation, limited liability company or other business entity, whether through ownership of voting securities, by contract or otherwise; or (b) ownership of more than fifty percent (50%) of the voting stock in such corporation, limited liability company or other business entity (or such lesser percent as may be the maximum that may be owned pursuant to Applicable Laws of the country of incorporation or domicile, as applicable).

1.2     “Applicable Laws” means all laws, ordinances, rules and regulations of any governmental entity or Regulatory Authority that apply to the Parties’ activities contemplated under this Agreement.

1.3     “Distribute” means to sell, distribute, market, promote, solicit orders for and provide services in connection with the Product in the Field. “Distributed” and “Distribution” have correlative meanings.

1.4     “Field” means preparation and use of mononuclear cells (MNC) for intramyocardial injection of mononuclear cells (MNC).

1.5     “GMPs” means current good manufacturing practices, as provided for (and as amended from time to time) in the Quality System Regulation promulgated by the FDA under the United States Food, Drug and Cosmetic Act (21 C.F.R. Part 820 et seq.) and similar requirements of other Regulatory Authorities in the Territory, and subject to any arrangements, additions or clarifications, and the respective roles and responsibilities, agreed from time to time between the Parties.

1.6      “Know-How” means any and all information and materials comprising (i) ideas, discoveries, inventions, or improvements, (ii) research and development data, such as medicinal chemistry data, preclinical data, pharmacology data, chemistry data (including analytical, product characterization, manufacturing, and stability data), toxicology data, clinical data (including investigator reports (both preliminary and final), statistical analyses, expert opinions and reports, safety and other electronic databases), analytical and quality control data and stability data, in each case together with supporting data, (iii) databases, practices, methods, techniques, specifications, formulations, formulae, knowledge, (iv) techniques, processes, manufacturing information, and (iv) research materials, reagents and compositions of matter.

1.7     “Licensed Know-How” means all Know-How owned or controlled by Biomet or its Affiliates during the Term (as defined below) and is necessary for the Distribution, marketing and/or manufacturing of the Product in the Field within the Territory.

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1.8     “Licensed Patents” means the patent applications and patents owned or controlled by Biomet or its Affiliates during the Term (as defined below) claiming Licensed Know-How that are listed in Exhibit 1.8 as attached hereto and (a) any patent applications claiming priority to or common priority therewith or based on the foregoing, including all converted provisional or regular utility filings, divisionals, continuations, continuations-in-part and substitutions thereof; (b) all patents issuing on any of the foregoing, and all reissues, reexaminations, renewals and extensions thereof; and (c) all counterparts to the foregoing in other countries. Exhibit 1.8 will be updated upon mutual agreement of the Parties to reflect changes thereto during the Term upon the addition of any patent applications or patents to this definition.

1.9     “Marketing Authorization” means approval of an MAA by the applicable Regulatory Authority.

1.10     “Marketing Authorization Application” or “MAA” means an application filed with any Regulatory Authority to obtain permission to commence marketing of the Product in the Field within the Territory.

1.11     “MarrowStim™ Technology” means the Licensed Patents and Licensed Know-How.

1.12     “Milestone” means each of the diligence milestones set forth in Exhibit 1.12 attached hereto. “Milestone 1”, “Milestone 2” and “Milestone 3” each mean the corresponding milestone event described in Exhibit 1.12.

1.13     “Net Sales” means the amount actually received for the sale of Products by BioCardia or its Affiliates to Third Parties less: (i) rebates, credits and cash, trade and quantity discounts, actually taken, (ii) excise taxes, sales, use, value added and other consumption taxes, and other compulsory payments to governmental authorities, (iii) the cost of shipping the Product (iv) import and/or export duties and tariffs actually paid, and (v) amounts allowed or credited due to returns or uncollectable amounts. For clarity, Net Sales shall not include sales by BioCardia to its Affiliates for resale, provided that if BioCardia sells Licensed Product to an Affiliate for resale, Net Sales shall include the amounts invoiced by such Affiliate to Third Parties on the resale of such Licensed Product.

1.14      “Product” means the product described in Exhibit 1.14 as modified from time to time by agreement of the Parties.

1.15      “Regulatory Authority” means, with respect to a particular country or other regulatory jurisdiction, the regulatory agency, department, bureau or other governmental entity involved in regulating any aspect of the conduct, development, manufacture, market approval, sale, distribution, packaging or use of the Products.

1.16      “Territory” means worldwide.

1.17     “Third Party” means any person or entity other than the Parties and their respective Affiliates.

1.18     “Valid Claim” shall mean a claim of an issued, unexpired patent that has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise.

2.     Supply of Product.

2.1     General. Subject to the terms and conditions of this Agreement, Biomet shall sell to BioCardia at the Transfer Price (as defined below) such quantities of the Product as may be specified in purchase orders submitted by BioCardia to Biomet pursuant to Section 2.2 below from time to time during the Term. For clarity, prior to BioCardia’s achievement of Milestone 2 and the granting of exclusive Distribution rights pursuant to Section 3.1, such supply shall be for BioCardia’s own use of the Product in the Field and Territory. After achievement of Milestone 2 and the granting of exclusive Distribution right pursuant to Section 3.1, BioCardia may continue to purchase the Product from Biomet at the Transfer Price pursuant to this Agreement for its own use in accordance with Section 4.1, in addition to purchasing the Product for Distribution in the Field and Territory.

2.2     Orders. BioCardia’s orders for the Product shall be made pursuant to written purchase orders that specify the quantity of the Product, destination(s), and delivery date. Biomet shall acknowledge receipt and acceptance of each such purchase order (by mail, e-mail or facsimile) within ten (10) business days from receipt of the order. In the event that BioCardia receives no response from Biomet regarding a purchase order within the ten (10) business day period, the purchase order shall be deemed to have been accepted by Biomet. No terms contained in any purchase order, order acknowledgment, invoice or similar standardized form or correspondence shall be construed to amend or modify the terms of this Agreement, and in the event of any conflict, this Agreement shall control unless otherwise expressly agreed by the Parties in writing.

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*** Confidential material redacted and filed separately with the Securities and Exchange Commission

2.3     Conformance / Records.

2.3.1     Biomet shall manufacture, package, label, and ship the Product in accordance with Applicable Laws and Biomet’s specifications for the Product. Without limiting the foregoing, Biomet agrees that, prior to each shipment of the Product hereunder, it shall perform quality control procedures reasonably necessary to ensure that the Product is free from defects. Each shipment of Product shall conform to Applicable Law and Biomet’s specifications therefor. Biomet shall notify BioCardia of any changes to such specifications.

2.3.2     Biomet shall generate and maintain complete and accurate records and samples as necessary to evidence compliance with this Agreement (including without limitation Section 2.3.1) and all Applicable Laws, and other requirements of applicable Regulatory Authorities relating to the manufacture, packaging, labeling, shipping and quality control of Product. All such books, records and samples shall be maintained during the Term of this Agreement and for two (2) years thereafter, or for such longer periods as may be required by Applicable Law and shall, during such period, be made available to BioCardia for inspection upon BioCardia’s reasonable request upon not less than thirty (30) days prior notice by BioCardia and not more than once per calendar year.

2.4     Delivery. Biomet shall make deliveries of the Product to the delivery destination(s) specified in the applicable purchase order. Unless otherwise specified by BioCardia, all shipments of the Product shall be FCA (Incoterms 2010) Biomet’s manufacturing site. Biomet shall ship the Product, together with all relevant documentation relating to the Product, in accordance with this Agreement . BioCardia shall be obligated to pay only for quantities of Product actually delivered in compliance with the applicable purchase order and the terms of this Agreement. The Product supplied by Biomet hereunder shall be packaged according to Applicable Laws. The Product supplied hereunder shall have a minimum of two (2) years of shelf life remaining upon delivery to BioCardia.

2.5     Acceptance/Rejection of Product.

2.5.1     BioCardia and/or its designee shall have a period of thirty (30) days from the date of BioCardia’s receipt of each shipment of the Product to inspect such shipment of the Product to determine whether such shipment conforms to the warranties given by Biomet in Section 9.3 (collectively, the “Product Warranties”). If BioCardia, its Affiliates or designee, as applicable, determines that the Product does not conform to the Product Warranties, it shall notify Biomet.

2.5.2     BioCardia, its Affiliate or designee, as applicable, shall have the further right to reject, at any time after the expiration of such thirty (30)-day period, the Product on the grounds that all or part of the shipment fails to conform to the Product Warranties by providing notice thereof to Biomet; in each case, to the extent such non-conformance could not have reasonably been discovered or determined by a visual inspection during the thirty (30)-day period.

2.5.3     If Biomet does not agree with BioCardia’s determination that Product fails to conform to the Product Warranties, Biomet shall respond in writing to a rejection notice from BioCardia (or its Affiliate or designee, as applicable) within fifteen (15) calendar days from the date of receipt of such rejection notice. In the event Biomet and BioCardia are unable to resolve such disagreement within thirty (30) calendar days of the date of the applicable rejection notice, either Party may submit a sample of the allegedly non-conforming Product for tests and a determination as to whether or not such Product conforms to the Product Warranties to an independent laboratory mutually agreed upon by the Parties (the “Laboratory”). The determination of the Laboratory with respect to all or part of any shipment of Product shall be final and binding upon the Parties. The fees and expenses of the Laboratory making such determination shall be borne by the Party in error with respect to whether such Product conforms to the Product Warranties.

2.5.4     In the event any delivered Product is not in compliance with the Product Warranties, such Product shall be returned to Biomet or destroyed, at Biomet’s expense. Biomet shall, at BioCardia’s election, either (i) promptly replace such non-conforming Product at no additional cost to BioCardia or (ii) reimburse BioCardia the full amount paid by BioCardia for such non-conforming Product.

2.6     Failure to Supply. In the event that Biomet fails to supply at least [***] percent ([***]%) of the quantities of the Product that BioCardia orders in any calendar quarter in accordance with the terms and conditions of this Agreement (hereinafter referred to as a “Failure to Supply”), then subject to its royalty obligation under Section 6.2, BioCardia shall have the right, at its election, to exercise the manufacturing license granted under Section 3.1.1(b) and upon BioCardia’s request, Biomet shall promptly transfer to BioCardia or its designee Manufacturing Know-How (as defined below) in accordance with Section 2.7. For clarity, upon the occurrence of a Failure to Supply, BioCardia shall no longer have the obligation to meet any annual minimum purchase requirement under Milestone 3.

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2.7     Transfer of Manufacturing Know-How. In the event of a Failure to Supply or termination by BioCardia pursuant to Section 11.2.1, upon BioCardia’s request, (a) Biomet shall promptly make available to BioCardia or its designee access to all Licensed Know-How owned or controlled by Biomet and its Affiliates that are necessary for the manufacturing of the Product or any of its components (collectively, “Manufacturing Know-How”); (b) Biomet shall provide advice and consultation to BioCardia or its designee to enable BioCardia or its designee to manufacture the Product without charge to BioCardia; provided that BioCardia shall reimburse Biomet for reasonable out-of-pocket expenses incurred by Biomet in connection with such advice and consultation. In the event that BioCardia changes manufacturers as a result of the transfer of Manufacturing Know-How in this Section 2.7, BioCardia agrees that it assumes all responsibilities for securing regulatory clearance/approval as applicable in all countries.

2.8     Packaging and Labeling. As between the Parties, BioCardia shall have the sole right at its own expense to determine the trademark, trade dress, packaging specifications, labeling and the like with respect to the Product Distributed in the Field and Territory; provided that BioCardia shall mark (or caused to be marked) each Product sold hereunder with appropriate Licensed Patent numbers and manufacturing attributions, each in accordance with Applicable Laws in the country where such Product is sold. Subject to the foregoing, the Parties shall work together in good faith to select trade dress, packaging specifications and labeling for the Product to be Distributed in the Field in the Territory that distinguish such Product from Products intended for distribution outside of the Field. The Parties agree that the packaging and labeling specifics in this Section 2.8 shall be addressed in the future Quality Agreement as described in Section 4.6 of this Agreement.

2.9     Customer Support. BioCardia shall provide all support on the Product to its customers of the Product; provided that Biomet shall use reasonable efforts to provide technical support to BioCardia if BioCardia is unable to resolve a technical or scientific issue with respect to the Product.

2.10     Equipment Purchase. BioCardia may purchase the equipment (e.g. centrifuge and buckets) that are used in connection with the Product as listed in Exhibit 2.10 (collectively, “Equipment”) from Biomet at Biomet’s cost.

3.     Exclusive Rights.

3.1     Grant of Distribution Rights. Effective upon BioCardia’s achievement of Milestone 2 and subject to the terms and conditions of this Agreement, Biomet hereby grants to BioCardia, and BioCardia hereby accepts, an exclusive (even as to Biomet), nontransferable (except in connection with the assignment of this Agreement in accordance with Section 12.4) right to Distribute the Product in the Field within the Territory. Such Distribution right shall include the right to appoint and use subdistributors for the Product.

3.1.1     Grant of Technology Licenses. Effective upon BioCardia’s achievement of Milestone 2 and subject to the terms and conditions of this Agreement, Biomet hereby grants to BioCardia, and BioCardia hereby accepts:

(a)     an exclusive (even as to Biomet), nontransferable (except in connection with the assignment of this Agreement in accordance with Section 12.4), royalty-free license, including the right to grant and authorize sublicenses, under the Licensed Patents and Licensed Know-How to use, research, offer to sell, sell, import, export and otherwise commercialize Product within the Field and Territory;

(b)     in the event of a Supply Failure by Biomet or termination of this Agreement by BioCardia for cause pursuant to Section 11.2.1 and upon the express request of BioCardia, Biomet hereby grants to BioCardia an exclusive (even as to Biomet), nontransferable (except in connection with the assignment of this Agreement in accordance with Section 12.4), royalty-free license, including the right to grant and authorize sublicenses, under the Licensed Patents and Licensed Know-How to make and have made the Product solely for commercialization within the Field and Territory;

(c)      BioCardia shall have the right to exercise the licenses granted under this Section 3.1.1 through its Affiliates, provided that BioCardia shall be responsible for the failure by its Affiliates to comply with the terms of this Agreement including all relevant restrictions, limitations and obligations; and

3.1.2     Grant of Trademark Licenses. Effective upon BioCardia’s achievement of Milestone 2 and subject to the terms and conditions of this Agreement, Biomet hereby grants to BioCardia, and BioCardia hereby accepts:

(a)     a limited, non-exclusive, nontransferable (except in connection with the assignment of this Agreement in accordance with Section 12.4) license, including the right to grant and authorize sublicenses solely to its subdistributors of the Products, to use Biomet’s trademarks listed under Exhibit 3.1.2 attached hereto (collectively, “Biomet Trademarks”) in connection solely with the Distribution of the Product within the Field and Territory. Biomet Trademarks shall at all times remain the exclusive property of Biomet and all use of Biomet Trademarks shall inure to the exclusive benefit of Biomet. BioCardia shall comply with all reasonable guidelines, if any, communicated by Biomet with respect to its use of Biomet Trademarks. Prior to any use of any of the Biomet Trademarks, BioCardia shall submit to Biomet for review and approval an example of how BioCardia proposes to use such Biomet Trademark. Once approved by Biomet, BioCardia shall not change the manner in which the Biomet Trademark is used without the prior approval of Biomet. In the event BioCardia elects to exercise the manufacturing license granted in Section 3.1.1(b) and to use any of the Biomet Trademarks on or in connection with the Product manufactured by or for BioCardia, the quality of the Products and BioCardia’s or the Third Party’s manufacturing facility shall comply with Biomet’s reasonable standards as they are set and amended from time to time; provided that such standards are provided to BioCardia in writing (and identified as such) as part of the Manufacturing Know-How transferred to BioCardia pursuant to Section 2.7. Biomet may, upon not less than thirty (30) days prior notice to BioCardia and not more than once per calendar year, inspect the manufacturing facilities used to make the Product to confirm that the facility meets such Biomet standards. BioCardia shall submit to Biomet a sample of the Product before it is Distributed for review and approval by Biomet. Once approved, BioCardia shall not change the Product without the prior approval of Biomet.

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3.2     Data. During the term of this Agreement, BioCardia shall have the exclusive (other than to Biomet) right to develop and publish data with respect to the Product in the Field and Territory (collectively, “Data”) in accordance with the laws and regulations within the countries of interest; provided that BioCardia shall provide Biomet with a written copy of any proposed publication or other disclosure of the Data at least ninety (90) days prior to submission for publication or disclosure for Biomet’s review and approval, which approval shall not be unreasonably withheld. If Biomet rejects the publication or disclosure within such ninety (90) day review period then BioCardia will not publish or otherwise publicly distribute the publication or disclosure to any third party. In the event Biomet fails to notify BioCardia of its approval or rejection of such publication within such ninety (90) day review period, BioCardia shall be free to proceed with the proposed publication or disclosure. For clarity, it is understood that Biomet may continue to develop and publish data with respect to the use of the Product outside the Field.

4.     Regulatory Matters.

4.1     Marketing Authorization. In the event that Biomet elects not to obtain or maintain any regulatory license, approval, authorization or clearance necessary for the marketing and sale of the Product in the Field as an equipment platform in the Territory, BioCardia shall have the right to obtain the same. BioCardia shall have the exclusive right to generate preclinical data, conduct clinical trials and obtain Marketing Authorization for the use of mononuclear cells generated using the Product in the Field. For clarity, BioCardia shall have the exclusive right to seek, obtain and maintain Marketing Authorizations that are necessary or useful for the marketing and sale of the Product for specific therapeutic indications within the Field in the Territory. BioCardia will keep Biomet reasonably informed with respect to the status of the application, grant or maintenance of any such Marketing Authorization and Biomet agrees to reasonably cooperate with BioCardia with respect thereto, including by transferring Licensed Know-How necessary or useful for such purposes as requested by BioCardia pursuant to Section 4.2.

4.2     Transfer of Licensed Know-How. Upon BioCardia’s request, Biomet shall deliver (and shall cause its personnel to deliver) to BioCardia, all Licensed Know-How that is necessary or useful for BioCardia to prepare and submit MAAs for the Product in accordance with Section 4.1 and to otherwise exercise its rights and fulfill its obligations under this Agreement. Biomet shall provide BioCardia with reasonable access, at agreed times during ordinary business hours, to Biomet personnel knowledgeable of the research giving rise to the Licensed Patents or Licensed Know-How to enable BioCardia to use or practice the Licensed Patents and Licensed Know-How.

4.3     Permits. Except as otherwise provided in Section 4.1, each Party, at its own cost, shall be responsible for obtaining all permits, registrations, licenses, exemptions, exceptions and other permissions that are necessary for its performance of its obligations under this Agreement.

4.4     Adverse Event Reporting. Each Party will promptly notify the other of any deaths, serious injuries, or other adverse events related to the Product, and any other complaints related to the Product, of which such first Party becomes aware. Each Party shall cooperate with the other Party and provide information in its possession to the extent necessary for the other Party to comply with its obligations under Applicable Law relating to the manufacture, marketing or Distribution of the Product in the Field and Territory in accordance with this Agreement. The Parties agree that the adverse event reporting specifics and responsibilities in this Section 4.4 shall be addressed in the future Quality Agreement as described in Section 4.6 of this Agreement.

4.5     Recalls. Each of BioCardia and Biomet will immediately inform the other in writing if it believes one or more lots of the Product should be subject to recall from Distribution, withdrawal or other field action. To the extent permitted by Applicable Law and public safety, the Parties will confer before initiating any recall or other field action, provided that BioCardia shall have the final decision-making authority as to any such recall, withdrawal or field action concerning the Product in the Field with respect to which BioCardia holds a Marketing Authorization. Otherwise Biomet shall have the final decision-making authority with respect to any such recall, withdrawal or field action. BioCardia shall be responsible to maintain distribution records for all Products and to execute the recall communication and retrieval for all concerned Product. The Party initiating the recall shall initially bear the cost thereof and shall carry out the recall in accordance with best industry practices. In the event it is determined that a recall resulted from a breach by either Party of any of its representations, warranties, duties or obligations under this Agreement, such Party shall be responsible for the costs of the recall; provided that if both Parties share responsibility with respect to such recall, the costs shall be shared in the ratio of the Parties’ contributory responsibility. The Parties shall each maintain traceability records as are sufficient and as may be necessary to permit a recall.

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4.6     The Parties agree to complete a Quality Agreement after the Effective Date of this Agreement. Such Quality Agreement, addressing concerns including but not limited to Quality, Regulatory, Compliance and other matters related to Biomet providing the Product, shall be agreed to prior to the first sale of the Product.

5.     Diligence Obligations of BioCardia.

5.1     Diligence Obligations. BioCardia shall be obligated to achieve each Milestone within the corresponding timeline as set forth in Exhibit 1.12. In the event this Agreement is assigned pursuant to Section 12.4 to a Third Party successor that is (a) a public company with a market capitalization equal to or greater than [***] U.S. Dollars ($[***]), or (b) a company with annual sales equal to or greater than [***] U.S. Dollars ($[***]) (each of (a) and (b), a “Qualified Acquirer”), the annual minimum purchase requirement under Milestone 3 shall be adjusted as specified in Exhibit 1.12.

5.2     Extension of Milestone.

5.2.1     In the event BioCardia is unable to achieve any Milestone for any reason other than as specified in Section 2.6, BioCardia will have the right and option to extend the timeline of such Milestone and all subsequent Milestone(s) for up to three (3) years by making extension payment(s) as follows:

-     $[***] for the first year extension

-     $[***] for the second year extension

-     $[***] for the third year extension

Additional extensions may be granted only by mutual written agreement of both Parties.

5.2.2     Without limiting Sections 5.2.1, in the event BioCardia fails to order the annual minimum purchase amount required under Milestone 3 for any given year, BioCardia shall have the right to make up the shortfall by paying Biomet the amount equal to the Transfer Price multiplied by the number of additional units that BioCardia is required to order in order to meet the applicable annual minimum purchase amount.

5.3     Biomet’s Right to Terminate this Agreement. Subject to BioCardia’s right to extend the timeline for any Milestone and the right to make up the shortfall for any minimum purchase requirement as set forth in Section 5.2, Biomet has the right to terminate this Agreement pursuant to Section 11.2.1(a) in the event BioCardia fails to meet any Milestone. For clarity, any failure to meet a Milestone that is a result of Biomet’s failure to supply Products in accordance with BioCardia’s purchase orders shall not be deemed a failure or breach by BioCardia for purposes of this Agreement, including this Section 5.3.

6.     Payment Terms.

6.1     Transfer Prices. The prices for the Product sold by Biomet to BioCardia during the Term shall be as set forth on the Exhibit 6.1 attached to this Agreement (the “Transfer Prices”). In the event this Agreement is assigned by BioCardia to a Qualified Acquirer pursuant to Section 12.4, the Transfer Prices shall be adjusted as set forth in Exhibit 6.1.

6.2     Royalty. In the event that BioCardia exercises its manufacturing license under Section 3.1.1(b), BioCardia shall pay Biomet a royalty in the amount of [***] percent ([***] %) of Net Sales of the Products that are manufactured and sold by or on behalf of BioCardia or its Affiliate pursuant to its exercise of such license.

6.3     Royalty Reports and Payments. During the period during which BioCardia is obligated to pay a royalty to Biomet under Section 6.2, BioCardia shall provide a royalty report to Biomet, within forty five (45) days after the end of each calendar quarter, showing: (i) the aggregate Net Sales of the Product for such calendar quarter; and (ii) a calculation of total royalties due to Biomet under Section 6.2. Simultaneously with the delivery of each such report, BioCardia shall pay to Biomet the total royalties, if any, due to Biomet in accordance with Section 6.2 for the period of such report. Such reports shall be deemed to be the Confidential Information of BioCardia, even if not marked as confidential.

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6.4     Payment Method. All payments under this Agreement shall be made by bank wire transfer in immediately available funds to an account designated by the Party to which such payments are due. All payments under this Agreement shall be paid in United States Dollars. If any currency conversion shall be required in connection with the calculation of amounts payable hereunder, such conversion shall be made using the same exchange rates used by BioCardia for its own financial reporting purposes, or if none is used, then the average of the buying and selling rates on the day such payment is made as published by The Wall Street Journal, Internet Edition at www.wsj.com.

6.5     Withholdings. Any and all withholding or similar taxes imposed or levied on account of the payment of amounts under this Agreement, which are required to be withheld, shall be deducted by the payer prior to remittance and shall be paid to the proper taxing authority. Proof of payment shall be secured, if available, and sent to the payee as evidence of such payment in such form as required by the tax authorities having jurisdiction over the payer. Each Party agrees to cooperate with the other Party in claiming exemptions from such deductions or withholdings under any agreement or treaty from time to time in effect.

7.     Intellectual Property.

7.1     Patent Prosecution. As between the Parties, Biomet will retain the first right and responsibility to prosecute and maintain the Licensed Patents in the Field in the Territory. Biomet shall keep BioCardia reasonably informed as to the status of the Licensed Patents and shall consult with BioCardia in a timely manner concerning (i) the scope and content of patent applications within the Licensed Patents prior to filing such patent applications, and (ii) the content of and proposed responses to official actions of the United States Patent and Trademark Office and foreign patent offices during prosecution of such patent applications. In the event Biomet decides to abandon any patent within the Licensed Patent, BioCardia shall have the right to undertake prosecution and maintenance of such Licensed Patent at its expense. Upon BioCardia’s request, Biomet shall file patent applications within the Licensed Patents in any jurisdiction(s) requested by BioCardia, provided that BioCardia shall reimburse Biomet for the reasonable, documented, out-of-pocket expenses incurred by Biomet for such additional patent filings. Except as expressly provided herein, Biomet shall bear all the costs incurred in connection with the filing, prosecution and maintenance of all Licensed Patents.

7.2     Enforcement. In the event that either Party reasonably believes that any Licensed Patent is being infringed by a Third Party or is subject to a declaratory judgment action arising from such infringement, in each case within the Field and Territory, such Party shall promptly notify the other Party. In such event, Biomet shall have the initial right (but not the obligation) to enforce such Licensed Patents with respect to such infringement in the Field, or to defend any declaratory judgment action with respect thereto (an “Enforcement Action”), at Biomet’s expense. In the event that Biomet fails to initiate an Enforcement Action to enforce such Licensed Patent against an infringement in the Field in the Territory within ninety (90) days of a request by BioCardia to do so, BioCardia may initiate an Enforcement Action against such infringement at its own expense. The Party initiating or defending any such Enforcement Action (the “Enforcing Party”) shall keep the other Party reasonably informed of the progress of any such Enforcement Action, and such other Party shall have the right to participate with counsel of its own choice at its own expense. In any event, the other Party shall reasonably cooperate with the Enforcing Party, including providing information and materials, at the Enforcing Party’s request and expense. BioCardia shall not enter into any consent judgment or other voluntary final disposition of any Infringement Action within the Field and Territory without the prior written consent of Biomet, , which consent shall not be unreasonably conditioned, withheld or delayed. Any recovery received as a result of any Enforcement Action to enforce Licensed Patents pursuant to this Section 7.2 shall be used first to reimburse the Parties for the costs and expenses (including attorneys’ and professional fees) incurred in connection with such Enforcement Action (and not previously reimbursed), and the remainder of the recovery shall be shared [***] percent ([***] %) to the Enforcing Party and [***] percent ([***] %) to the other Party. Neither Party shall enter into any settlement of any claim described in this Section 7.2 that adversely affects the other Party’s rights or interests without such other Party’s written consent, which consent shall not be unreasonably conditioned, withheld or delayed.

8.     Confidential Information.

8.1     Confidential Information. During the term of this Agreement and for five (5) years thereafter, except as provided herein, each Party shall maintain in confidence, and shall not use for any purpose or disclose to any Third Party except as provided below, information that is disclosed by the other Party in writing and marked “Confidential” or that is disclosed orally and confirmed in writing as confidential within forty-five (45) days following such disclosure, or that is otherwise reasonably expected to be treated in a confidential manner based on the circumstances of its disclosure and the nature of the information (collectively, “Confidential Information”). Confidential Information shall not include any information that can be established by the receiving Party: (i) was already known to the receiving Party at the time of disclosure hereunder, (ii) now or hereafter becomes publicly known other than through acts or omissions of the receiving Party, (iii) was disclosed to the receiving Party by a Third Party under no obligation of confidentiality to the disclosing Party, or (iv) was independently developed by the receiving Party without use of or reference to the Confidential Information of the disclosing Party as shown by the receiving Party’s then-contemporaneous written records.

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8.2     Permitted Usage. Each Party may use Confidential Information of the other Party for purposes of exercising its rights and performing its obligations under this Agreement. Each Party may disclose Confidential Information of the other Party as follows: (i) under appropriate confidentiality provisions substantially equivalent to those in this Agreement, in connection with the performance of its obligations or exercise of rights under this Agreement; (ii) to the extent such disclosure is reasonably necessary in filing for, obtaining and maintaining regulatory approvals, or otherwise required by Applicable Law, provided, however, that if a Party is required by law to make any such disclosure of the other Party’s Confidential Information it will, to the extent legally permissible and practicable, give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed; (iii) in communication with existing and potential investors, partners, acquirers, collaborators, licensees, advisors (including consultants, financial advisors, attorneys and accountants) and others on a need to know basis, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement; or (iv) to the extent mutually agreed to by the Parties.

8.3     Prior Agreements. This Agreement supersedes the Mutual Confidentiality Agreement between the Parties dated May 10, 2012 (the “Prior Agreement”) with respect to information disclosed thereunder. All information exchanged between the Parties under the Prior Agreement shall be deemed Confidential Information of the disclosing Party and shall be subject to the terms of this Article 8.

8.4     Confidential Terms. Each Party agrees not to disclose to any Third Party the terms and conditions of this Agreement without the prior approval of the other Party, except to advisors (including consultants, financial advisors, attorneys and accountants), potential and existing investors, partners, acquirers, collaborators, contractors and others on a need to know basis, in each case under circumstances that reasonably protect the confidentiality thereof, or to the extent necessary to comply with the terms of agreements with Third Parties, or to the extent required by applicable law, including securities laws and rules of any recognized stock exchange. Each Party may issue press releases relating to this Agreement or activities conducted hereunder, provided that such Party shall submit the text of such press releases to the other Party for its approval prior to the issuance thereof, such approval not to be unreasonably withheld, conditioned or delayed. After BioCardia’s achievement of Milestone 2, the Parties will work together in good faith to issue a joint press release regarding the Agreement upon the request of either Party. For clarity, either Party may issue press releases related to this Agreement or the activities conducted hereunder to the extent the content of such press releases was previously approved, or included in a press release made, by the other Party.

9.     Representations and Warranties.

9.1     Due Organization, Valid Existence and Due Authorization. Each Party hereto represents and warrants to the other Party as follows: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation; (b) it has full corporate power and authority and has taken all corporate action necessary to enter into and perform this Agreement; (c) the execution and performance by it of its obligations hereunder will not constitute a breach of, or conflict with, its organizational documents nor any other agreement, court order, consent decree or other arrangement, whether written or oral, by which it is bound; and (d) this Agreement is its legal, valid and binding obligation, enforceable against such Party in accordance with the terms and conditions hereof.

9.2     Representations, Warranties and Covenants of Biomet. Biomet hereby further represents, warrants and covenants to BioCardia that:

9.2.1     It has the right to grant the rights granted to BioCardia herein, and Biomet and its Affiliates have not, and shall not, grant any rights (including any lien or security interest) that conflict with such rights or that would otherwise prevent BioCardia from exercising its rights or performing its obligations hereunder;

9.2.2     Neither Biomet nor any of its employees or permitted subcontractors performing or involved with the development or commercialization of the Product or its performance under this Agreement have been “debarred” by the FDA or a regulatory authority in any jurisdiction outside the U.S., nor have debarment proceedings against Biomet or any of its employees or permitted subcontractors been commenced;

9.2.3     There are no threatened or pending actions, suits, investigations, claims or proceedings in any way relating to the Licensed Patents or Licensed Know-How;

9.2.4     Biomet is the sole owner or licensee of the patents and patent applications listed on Exhibit 1.8 and does not, as of the Effective Date, own or control any patents or patent applications that would dominate the practice of the patents and patent applications listed on Exhibit 1.8 in accordance with this Agreement.

9.3     Product Warranties. Biomet represents and warrants that:

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9.3.1     Biomet’s manufacturing facility and the Product supplied hereunder shall comply with this Agreement and all Applicable Laws (including GMPs). The Product sold to BioCardia hereunder shall be free from defects in material and workmanship and shall conform to Biomet’s specifications therefor. Biomet shall perform and document all manufacturing and supply activities contemplated herein in compliance with all Applicable Laws (including GMPs).

9.3.2     Title to the Product sold to BioCardia by Biomet under this Agreement shall be free and clear of any security interest, lien, or other encumbrance.

9.3.3     To the best of Biomet’s knowledge, the manufacture and sale of the Product by BioCardia hereunder will not infringe or misappropriate any intellectual property right of any Third Party.

9.4     Representations, Warranties and Covenants of BioCardia.

9.4.1     Neither BioCardia nor any of its employees or permitted subcontractors who will be involved in the Distribution, marketing, sale, use or manufacture of the Product or its performance under this Agreement have been “debarred” by the FDA or a regulatory authority in any jurisdiction outside the U.S., nor have debarment proceedings against BioCardia or any of its employees or permitted subcontractors been commenced;

9.4.2     BioCardia’s manufacturing facility complies with this Agreement and all Applicable Laws (including GMP’s). Any Product manufactured by BioCardia or by a Third Party (other than Biomet) for BioCardia shall be free from defects in material and workmanship and shall conform to the specifications therefor. BioCardia shall perform and document all manufacturing and supply activities contemplated on the manufacture of the Product by BioCardia in compliance with all applicable laws (including GMP’s).

9.5     Disclaimer. EACH PARTY AGREES AND ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, IMPLIED OR STATUTORY, AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AGAINST NON-INFRINGEMENT OR THE LIKE, OR ARISING FROM COURSE OF PERFORMANCE.

9.6     Limitation of Liability. EXCEPT FOR EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 10 OR BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 8, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, COST OF PROCUREMENT OF SUBSTITUTE GOODS, OR ANY INDIRECT DAMAGES EVEN IF SUCH PARTY HAS BEEN INFORMED OF THE POSSIBILITY THEREOF.

10.     Indemnity.

10.1     By Biomet. Subject to Section 10.3, Biomet shall indemnify, defend and hold harmless BioCardia, its Affiliates and their respective directors, officers, representatives and employees (each, an “BioCardia Indemnitee”) from and against any and all liabilities, damages or expenses (including reasonable legal expenses and attorneys’ fees) (collectively, “Losses”) resulting from any suit, claim, action or demand brought by a Third Party (each, a “Third Party Claim”) arising out of: (a) any material breach of any of Biomet’s representations, warranties, obligations or covenants under this Agreement; or (b) the gross negligence or willful misconduct of a Biomet Indemnitee. Biomet’s obligation to indemnify the BioCardia Indemnitees pursuant to this Section 10.1 shall not apply to the extent that any such Losses are Losses that BioCardia is obligated to indemnify the Biomet Indemnitees pursuant to Section 10.2 below.

10.2     By BioCardia. Subject to Section 10.3, BioCardia shall indemnify, defend or settle and hold harmless Biomet, its Affiliates and their respective directors, officers, representatives and employees (each, a “Biomet Indemnitee”) from and against any and all Losses resulting from any Third Party Claim arising out of: (a) any material breach of any of BioCardia’s representations, warranties, obligations or covenants under this Agreement; or (c) the gross negligence or willful misconduct of a BioCardia Indemnitee. BioCardia’s obligation to indemnify the Biomet Indemnitees pursuant to this Section 10.2 shall not apply to the extent that any such Losses are Losses that Biomet is obligated to indemnify the BioCardia Indemnitees pursuant to Section 10.1 above.

10.3     Indemnification Procedure. To be eligible to be indemnified hereunder, the indemnified Party shall provide the indemnifying Party with prompt notice of the Third-Party Claim giving rise to the indemnification obligation pursuant to this Article 10 and the right to control the defense (with the reasonable cooperation of the indemnified Party) and settlement of any such claim; provided, however, that the indemnifying Party shall not enter into any settlement that admits fault, wrongdoing or damages without the indemnified Party’s written consent, such consent not to be unreasonably withheld or delayed. The indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the indemnifying Party; provided that the indemnifying Party shall have no obligations with respect to any Losses resulting from the indemnified Party’s admission, settlement or other communication without the prior written consent of the indemnifying Party.

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11.     Term and Termination.

11.1     Term. The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until the later of (a) ten (10) years after the Effective Date, or (b) expiration of the last-to-expire Valid Claim within the Licensed Patents (the “Term”).

11.2     Termination.

11.2.1     Termination for Cause. Either Party may terminate this Agreement prior to its expiration and upon thirty (30) days prior written notice if:

(a)      the other Party breaches any material term (including any payment terms) of this Agreement and the breaching Party has not cured the breach within such thirty (30) day period, provided, however, if the Party alleged to be in breach disputes in good faith such breach by written notice to the other Party within such thirty (30) day period, then the non-breaching Party shall not have the right to terminate this Agreement unless and until it has been determined that this Agreement was materially breached pursuant to Section 12.6 and the breaching Party fails to cure such breach within thirty (30) days after such determination; or

(b)      the other Party is the subject of a liquidation or insolvency, or the filing of bankruptcy, or similar proceeding(s) (provided that in the case of involuntary proceedings, such proceedings are not dismissed within sixty (60) days of filing).

11.2.2     Termination by BioCardia. BioCardia shall have the right to terminate this Agreement if, in its sole discretion, the safety, efficacy, or comparative effectiveness of the Product in the Field is insufficient to meet BioCardia’s commercial needs, by providing Biomet with ninety (90) days’ prior written notice.

11.3     Effect of Termination.

11.3.1     In the event this Agreement is terminated by BioCardia pursuant to Section 11.2.1, the licenses granted under Section 3.1.1 (including the manufacturing license granted under Section 3.1.1(b)) shall survive until the later of (a) ten (10) years after the Effective Date, or (b) expiration of the last-to-expire Valid Claim within the Licensed Patents. Upon such termination, at BioCardia’s request, Biomet shall promptly transfer to BioCardia the Manufacturing Know-How in accordance with Section 4.2. In the event this Agreement is terminated by BioCardia pursuant to Section 11.2.1(b) then BioCardia’s royalty obligations under Section 6.2 shall survive. In the event this Agreement is terminated by BioCardia pursuant to Section 11.2.1(a) then BioCardia’s royalty obligations under Section 6.2 shall terminate.

11.3.2     Without limiting Section 11.3.1, upon expiration or termination of this Agreement for any reason, BioCardia shall have [***] months following the expiration or termination of this Agreement to continue to Distribute within the Field any Product held by BioCardia as of the effective date of expiration or termination.

11.3.3     In the event this Agreement is terminated by Biomet pursuant to Section 11.2.1(a) or 11.2.1(b), Biomet shall have a first right of negotiation to complete any ongoing clinical studies of the mononuclear cells generated using the Product that were initiated by BioCardia prior to such termination, to seek Marketing Authorization for BioCardia’s delivery system for use with mononuclear cells generated using the Product in the Field and to commercialize such BioCardia delivery system for such use in the Field; provided that if the Parties do not reach agreement with respect to the terms and conditions of such rights within ninety (90) days after such a termination, BioCardia shall have no further obligation under this Section 11.3.3.

11.3.4     Each Party shall, within thirty (30) days of the effective date of termination or expiration, either (a) return to the other Party all of the other Party’s Confidential Information then in a Party’s possession or control or (b) certify to the other Party in writing that all copies of such Confidential Information have been destroyed.

11.3.5     Expiration or termination of this Agreement for any reason shall not release either Party hereto from any obligation (including payment obligations) or liability which, at the time of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination, nor preclude either Party from pursuing all rights or remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

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11.3.6     The provisions of Articles 1, 8, 10 and 12 and Sections 2.5, 9.5, 9.6 and 11.3 shall survive termination or expiration of this Agreement. All other provisions of this Agreement shall terminate upon any termination or expiration of this Agreement.

12.     Miscellaneous.

12.1     Events Beyond Control. Neither Party shall be liable for any failure to fulfill any term or condition of this Agreement (other than the obligation to pay) if fulfillment has been delayed, hindered or prevented by an event of force majeure including, but not limited to, any strike, lockout or other industrial dispute, acts of the elements, compliance with requirements of any governmental port or international authority, plant breakdown or failure of equipment, inability to obtain equipment, fuel, power, materials or transportation, or by any circumstances whatsoever beyond its reasonable control (“Force Majeure Event”). A Party affected by a Force Majeure Event will promptly notify the other Party, explaining the nature and expected duration thereof and such Party shall use all reasonable efforts to remedy or mitigate such Force Majeure Event and the effects thereof. Notwithstanding the foregoing, if a Party is unable to perform any of its obligations under this Agreement for a period of more than ninety (90) days as a result of a Force Majeure Event, the other Party may terminate this Agreement upon written notice to the affected Party.

12.2     Independent Contractors. The relationship of the Parties established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to create any other relationship between the Parties. Neither Party shall have any right, power, or authority to assume, create or incur any expense, liability, or obligation, express or implied, on behalf of the other.

12.3     Notice. All notices issued or served under this Agreement shall be in writing and shall be deemed to have been sufficiently given if transmitted by facsimile (receipt verified), email (receipt verified) or by express courier service (signature required) or seven (7) days after it was sent by registered letter. All notices shall be sent to the following, except as otherwise specified by either Party in writing:

To Biomet:	To BioCardia:
Attn: Legal Department Biomet Biologics, LLC	BioCardia, Inc.
56 East Bell Drive	125 Shoreway Road, Suite B
Warsaw, Indiana 46582	San Carlos, California 94070

12.4     Assignment. This Agreement shall not be assignable by either Party to any Third Party without the written consent of the other Party and any such attempted assignment shall be void. Notwithstanding the foregoing, either Party may assign this Agreement, without the written consent of the other Party, to its Affiliate or an entity that acquires all or substantially all of the business or assets of such Party to which this Agreement pertains (whether by merger, reorganization, acquisition, sale or otherwise), and agrees in writing to be bound by the terms and conditions of this Agreement. No assignment or transfer of this Agreement shall be valid and effective unless and until the assignee/transferee agrees in writing to be bound by the provisions of this Agreement. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the Parties. Except as expressly provided in this Section 12.4, any attempted assignment or transfer of this Agreement shall be null and void.

12.5     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws provisions.

12.6     Dispute Resolution. In the event of any dispute, controversy or claim between the parties hereto arising out of this Agreement, the parties agree to attempt to resolve such dispute in good faith through direct negotiations for a period of thirty (30) days. Unless otherwise provided in this Agreement, any dispute, controversy or claim between the parties hereto arising out of or relating to this Agreement which cannot be resolved through direct negotiations shall be settled by binding arbitration in accordance with and subject to the then applicable rules (“Rules”) of the Judicial Arbitration and Mediation Services (“JAMS”) and such arbitration shall be administered by JAMS with a single arbitrator selected from a list of arbitrators proposed by JAMS in accordance with the Rules. The arbitrator shall allow such discovery as is appropriate and consistent with the purposes of arbitration in accomplishing fair, speedy and cost-effective resolution of disputes. The costs of the arbitration including the arbitrators’ fees shall be shared equally by the parties. Judgment upon the award rendered in any such arbitration may be entered in any court of competent jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the law of such jurisdiction may require or allow. Unless otherwise mutually agreed to by the parties, such arbitration shall take place in Denver, Colorado.

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12.7     Waiver; Amendment. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights unless evidenced in writing and signed for on behalf of both parties. Any modification or amendment of, or addition to, the terms of this Agreement shall not be effective unless in a writing conspicuously entitled “Amendment of Agreement” which begins with a proposal to amend this Agreement and specifies exactly each change to be made and which is signed by an authorized officer of both parties.

12.8     Severability. If any provision of this Agreement is held to be void, invalid or unenforceable, the same shall be reformed to give the fullest effect to the intention of the parties when executing this Agreement while complying with Applicable Law or stricken if not so conformable, so as not to affect the validity or enforceability of the remainder of this Agreement.

12.9     Headings. Headings herein are for convenience of reference only and shall in no way affect interpretation of this Agreement.

12.10     Entire Agreement. This Agreement, together with the exhibits attached hereto, constitute the entire understanding and contract between the parties and supersedes any and all prior and contemporaneous, oral or written representations, communications, understandings, and agreements between the parties with respect to the subject matter hereof. Notwithstanding the foregoing, to the extent the terms and conditions of this Agreement conflict with the terms and conditions of any exhibit, the terms and conditions of this Agreement shall govern. The parties acknowledge and agree that neither of the parties is entering into this Agreement on the basis of any representations or promises not expressly contained herein.

THE TERMS AND CONDITIONS OF THIS AGREEMENT ARE AGREED TO AND ACCEPTED BY:

BioCardia, Inc.	Biomet Biologics, LLC

Name: Peter Altman	Name: Joel Higgins

Title: CEO	Title: Vice President and General Manager

Signature: /s/ Peter Altman	Signature: /s/ Joel Higgins

Date: Oct 30, 2012	Date: Oct 30, 2012

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*** Confidential material redacted and filed separately with the Securities and Exchange Commission

EXHIBIT 1.8

LICENSED PATENTS

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

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*** Confidential material redacted and filed separately with the Securities and Exchange Commission

EXHIBIT 1.12

DILIGENCE MILESTONES

Milestone 1     Within [***] months after the Effective Date, BioCardia shall publish or present at a national conference data to validate that MNC produced using MarrowstimTM Technology has utility for the Field.

Milestone 2     Within [***] months after the Effective Date, BioCardia shall complete enrollment of no less than ten (10) patients in the first human clinical study on the use of the Product in the Field for support of the filing of Marketing Authorization with FDA, subject to review and approval of the location and protocol synopsis of the study by Biomet, not to be unreasonably withheld, delayed or conditioned.

Milestone 3     Annual minimum purchase requirements beginning [***] years from the Effective Date of this Agreement.

Year (i.e. each [***] -month period starting from the [***] anniversary of the Effective Date)	Marrowstim Kit (Product) Units	Marrowstim Kit (Product) Units (In the event this Agreement is assigned by BioCardia to a Qualified Acquirer)
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

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EXHIBIT 1.14

DESCRIPTION OF PRODUCT

The “Product” will always include either the 60ml Marrowstim™ Tube or the 30ml Marrowstim™ Tube. Current configurations of the “Product” are outlined below.

Description	Catalog Number

MarrowStim™ Standard Kit with ACD-A

Contents:

One Disposable 60ml Marrowstim™ Tube

One 10ml Syringe

Four 30ml Syringes

One 18 Gauge Centesis Needle

One 18 Gauge Safety Apheresis Needle

One 30ml Bottle of ACD-A

One Bone Marrow Aspiration Needle

One Adhesive Tape 54 Inch

Two 2x2 Gauze

Four Syringe Tips

Provides 6ml of output from 60 ml of input.

800-0613A

MarrowStim™ Mini Kit with ACD-A

Contents:

One Disposable 30ml Mini Marrowstim™ Tube

One 10ml Syringe

Three 30ml Syringes

One 18 Gauge Centesis Needle

One 18 Gauge Safety Apheresis Needle

One 30ml Bottle of ACD-A

One Bone Marrow Aspiration Needle

One Adhesive Tape 54 Inch

Two 2x2 Gauze

Four Syringe Tips

Provides 3ml of output from 30ml of input.

800-0612A
MarrowStim™ Standard Tube Only (no kit accessories)	800-0622
MarrowStim™ Mini Tube Only (no kit accessories)	800-0623

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*** Confidential material redacted and filed separately with the Securities and Exchange Commission

EXHIBIT 2.10

EQUIPMENT AND EQUIPMENT SUPPLIERS

Description	Catalog Number
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

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EXHIBIT 3.1.2

BIOMET TRADEMARKS

Biomet®

Biomet Biologics

MarrowStim

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*** Confidential material redacted and filed separately with the Securities and Exchange Commission

EXHIBIT 6.1

TRANSFER PRICE

MarrowStimTM device (device only without accessories included in the Kit):

$[***]/unit or [***]% ([***]% in the event this Agreement is assigned by BioCardia to a Qualified Acquirer) of BioCardia’s Average Selling Price (ASP) within the applicable country where such MarrowStimTM device is being sold, whichever is higher.

MarrowStimTM Concentration Kit (including MarrowStimTM device and BMA needle, syringes and other components of the MarrowStimTM Concentration Kit as currently marketed by Biomet)

$[***]/unit or [***]% ([***]% in the event this Agreement is assigned by BioCardia to a Qualified Acquirer) of BioCardia’s ASP within the applicable country where such MarrowStimTM Concentration Kit is being sold, whichever is higher.

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*** Confidential material redacted and filed separately with the Securities and Exchange Commission

FIRST AMENDMENT TO LICENSE AND DISTRIBUTION AGREEMENT BETWEEN BIOMET BIOLOGICS, LLC AND BIOCARDIA, INC.

DATED OCTOBER 30, 2012

This First Amendment (“Amendment”) to License and Distribution Agreement is made and entered into as of as of the last signatory date hereof (“Amendment Effective Date”) by and between Biomet Biologics, LLC (“Biomet”), having its principal office at 56 E Bell Drive, Warsaw, Indiana 46582 and BioCardia, Inc. (“BioCardia”), with its principal place of business located at 125 Shoreway Road, Suite B, San Carlos, CA 94070.

WHEREAS, Biomet and BioCardia are parties to a License and Distribution Agreement effective October 30, 2012; and

WHEREAS, the parties desire to make certain further amendments to the Agreement.

NOW THEREFORE, the parties agree as follows:

1.	Amendment of Exhibit 1.12. Milestone 2 of Exhibit 1.12 of the Agreement shall be deleted in its entirety and replaced with the following new Milestone 2:

“Milestone 2. Within [***] months after the Effective Date, BioCardia shall obtain FDA approval of an IDE for clinical investigation.”

2.

Signatures. This Amendment may be executed in counterparts and may be executed by the signatories hereto and copies of the signatures sent by email, facsimile or otherwise. The copy of said signatures will have the same full force and effect as an original signature. This Amendment may also be executed by the signatories hereto by electronic signatures in accord with the standards and practices established by Biomet (“E-signatures”). E-signatures will have the same full force and effect as an original signature.

3.

Entire Agreement. This Amendment, along with the Agreement, contains the entire agreement of the parties hereto with respect to the subject matter hereof and shall be deemed to supersede all prior documents and communications regarding the subject matter hereof, including, without limitation, any agreements, modifications, amendments and correspondence, whether written or oral. In the event of any conflict between the terms of this Amendment and those of any prior document or communication or of the Agreement, the terms of this Amendment shall prevail. The language of this Amendment shall for all purposes by construed as a whole, according to its fair meaning, not strictly for or against any of the parties, and without regard to the identity or status of any person who drafted all or any part of it.

IN WITNESS WHEREOF, the parties’ duly authorized officers have executed this Amendment on the date set forth below their signatures.

BIOCARDIA, INC.	BIOMET BIOLOGICS, LLC

By: /s/ Peter Altman	By: /s/ Joel Higgins

Print Name: Peter A. Altman	Print Name: Joel Higgins

Title: President and CEO	Title: Sr. Director

Date: 7/1/2016	Date: 8 Sept 2016